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                                                                   EXHIBIT 10.16


                      [GONTARD & METALLBANK AG LETTERHEAD]


Team Communications Group, Inc.
12300 Wilshire Blvd., Suite 400
Los Angeles, CA 90025
U.S.A.

                                                                  August 2, 1999


SECONDARY LISTING AND PUBLIC OFFERING OF TEAM COMMUNICATIONS GROUP, INC. (THE "COMPANY") SHARES OF COMMON STOCK IN GERMANY

Dear Sirs,

We are pleased to act as lead manager for the public offering ("Offering") and listing of shares of the Company in Germany. We appreciate that Gontard & MetallBank AG shall be appointed as lead manager (the "Lead Manager"). We agree with such an appointment and will take all necessary steps to facilitate the co-operation between us and the Co-Manager. In the following we would like to set out the contractual basis for our services in connection with the Offering:

1. We are hereby appointed by the Company as the lead manager for the offering of shares of the Company in Germany and the listing of such shares on a German stock exchange (the "Lead Manager"). In this function the Lead Manager takes on the following obligations:

     - The Lead Manager shall advise the Company, its management and shareholders on all aspects of the capital increase, the placement of the shares and



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          the admission of the shares to trading in the New Market segment
          (Neuer Markt) of the Geregelter Markt of the Frankfurt Stock Exchange.

     - The Lead Manager shall advise the Company on the preparation of offering documents (selling prospectus, Company report (Unternehmensbericht) to be prepared under the observance of all applicable rules and regulations. The contents of the offering documents must in each case be agreed between the Lead Manager and the Company.

     - The Lead Manager will take all necessary steps to obtain admission of all of the shares of Common Stock of the Company to trading in the New Market segment (Neuer Markt) of the Geregelter Markt of the Frankfurt Stock Exchange, and will make presentations vis-a-vis the Frankfurt Stock Exchange jointly with the Company and its advisors.

     - The Lead Manager shall, together with the Company and its advisors, organise the roadshow and the pre-marketing campaign, and arrange the necessary meetings with investors. The Lead Manager will provide an overview of the scheduled dates and locations for the planned roadshow and the pre-marketing campaign as soon as possible. The schedules for the roadshow and the pre-marketing campaign shall be finalised jointly with the Company and its advisors.

     - The Lead Manager shall prepare a draft of the underwriting agreement by not later than August 30, 1999. To the extent that this engagement letter already contains agreements on certain issues, these shall be fully reflected in the underwriting agreement. The underwriting agreement will be subject to German law. The place of performance and the place of jurisdiction will be Frankfurt am Main. The underwriting agreement shall be entered into by the Lead Manager and the Company no later than three days, on which banks are open for business in Frankfurt am Main, prior to the day on which the Company and the Lead Manager formally apply to the Admission Board of the


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     Frankfurt Stock Exchange for the approval of the preliminary selling prospectus.

- The Lead Manager will invite other reputable banks to be agreed upon between the Lead Manager and the Company to participate in the banking syndicate and shall further invite VEM Virtuelles Emissionshaus AG, subsidiary of the Company's financial advisor VMR Value Management & Research AG, to participate in the selling group for the Offering. The final composition of the syndicate and the selling group will be decided jointly by the Company and the Lead Manager.

- The new shares resulting from the capital increase envisaged by the Company in connection with the Offering will be underwritten by the Lead Manager and the Co-Managers subject to the entering into and the provisions of the underwriting agreement. The Lead Manager agrees to surrender the proceeds of the sale of the newly issued shares to the Company.

- The Lead Manager is willing to serve as market maker (Designated Sponsor) for the New Market for a minimum of two years. In the first year the services as Designated Sponsor are free of charge to the Company. Thereafter the Lead Manager shall receive a fee of DM 60.000,--for each year of service. The Lead Manager agrees that in its function as Designated Sponsor it will initiate research on the Company by issuing a comprehensive research report, a comprehensive annual study and take the appropriate measures to sustain investor interest in the stock. The Lead Manager further accepts the engagement of other Designated Sponsors by the Company.

- In order to allow the Lead Manager to stabilize the share price after the Offering, the Lead Manager shall be entitled to purchase up to 5% of the offer volume at the offer price and subject to all other terms and conditions of the Offering.

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     The Lead Manager confirms that it will devote its full attention to the above-mentioned tasks.

2. The Lead Manager agrees to co-operate with the Company and its advisors and with the Co-Manager in good faith. The Lead Manager agrees to inform the Company and its advisors immediately on all issues having a bearing on the proposed offering and listing of the shares of the Company.

3.   The parameters of the Offering of the Company are presently the following:

     Objectives:    (i)  to provide new funds to the Company for its future
                    development, (ii) provide a large enough "float" on the chosen stockmarket, (iii) obtain excellent research coverage through the participation of the Lead Manager and other investment banking firms, (iv) allow for a limited disposal of Shares by certain current shareholders and (v) to provide liquidity for the existing shareholders after a certain lock-up period to be phased out on a period of no more than one year.

     Volume of the
     Offering:      1) Gross proceeds of USD 25-30 M10 USD
                       excluding greenshoe.

                    2) In addition, up to a maximum of 10% of the offered shares may be offered by agreed upon current shareholders, the exact amount to be decided after discussion with such shareholders.

     Valuation:     The shares of Common Stock shall be offered at an offer
                    price (the "Offer Price") which will be mutually agreed between the Lead Manager and the Company based (i) either on the arithmetical average of the moving average share price of the



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                    TMTV shares of Common Stock on the Frankfurt, Berlin and
                    Munich OTC Markets (Freiverkehr) and on the NASDAQ during an appropriate period preceding the commencement of the Offering, from which arithmetical average an appropriate discount will be made if necessary, or (ii) based on the outcome of a pre-marketing with institutional investors prior to the Offering and a bookbuilding conducted by the Lead Manager.

Listing
of the shares:      Regulated Market (Geregelter Markt) with admission to
                    trading on the New Market (Neuer Markt) of the Frankfurt
                    Stock Exchange.

Greenshoe:          Up to 10% of the volume of the Offering, coming from newly issued shares of the Company

Preferred
Allocation:         Up to 10% of the Offering in agreement with the Lead
                    Manager; any larger amount to be discussed between the Company, its advisors and the Lead Manager

Timing: Offering and listing in October/November 1999 or, if this time frame cannot be achieved due to restrictions existing for the finally selected stock exchange market segment, during the course of the fourth quarter of 1999, at the latest.

Offering:           Public offering in Germany, private placement with
                    institutional investors in the rest of Europe (UK, France and possibly other countries). VMR responsible for institutional investors within the agreed private placement

Investor Profile:   40% of the offered shares to be allocated to private
                    investors, 60% of institutional investors.


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4.  The underwriting quota of the Lead Manager and the underwriting quota of the other syndicate members will be agreed upon by the Lead Manager, the Co-Managers and the Company in the Underwriting Agreement. The Lead Manager will ensure full access for the Company and its advisors to all materials connected with, and full transparency of, the marketing process. This includes daily information on the results of the marketing discussions of the Lead Manager.

5. The Lead Manager co-ordinates the research of the banking syndicate for the purpose of this Offering. The banks in the syndicate will disclose research reports, analytical material or disseminate any other information in connection with this Offering only after the contents have been discussed with the Company and its advisors and the Company has had the opportunity to clarify possible misunderstandings. All communication of the Lead Manager with the press in connection with the Offering will be co-ordinated with the Company and its advisors and vice versa.

6. Prior to the allocation of the shares to investors, the Lead Manager and the Company, together with its advisors, will agree on objective investor quality criteria. The allocation of shares to the banking syndicate and investors will be decided jointly by the Lead Manager and the Company based upon the agreed criteria. The Company and its advisors must be invited to all relevant meetings dealing with allocation of shares to investors.

7. In the framework of the due diligence to be conducted by the Lead Manager for the purposes of the Offering, the Company agrees to grant the Lead Manager access to all relevant documents, specified people and customers as well as strategic elaborations which the Lead Manager or its advisors have reasonably requested to see. The Company and the Lead Manager shall agree on a list of appropriate people and customers to be contacted by the Lead Manager, before any such individuals are approached by the Lead Manager. The Company, its management and its auditors will assist the Lead Manager in the due diligence process and will, at the reasonable request of the Lead Manager, be available for questions and discussions. The legal due


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      diligence will be conducted by the Lead Manager and its advisors. The Lead
      Manager shall ensure that the auditors appointed, if any, keep in constant contact with the management of the Company and its advisors during the financial due diligence and that a draft of the report to be rendered by the auditors is discussed with the Company and its advisors prior to its finalisation. The Company shall receive one original copy of the report.
      If the Lead Managers require help from outside technical consultants, such consultants will be appointed at the Lead Manager's own expense. The Lead Manager will mutually agree on its advisors, including legal advisors and auditors, together with the Company and its advisor Value Management & Research AG.

8. The Company shall pay to the banking syndicate a fee of 5% of the gross proceeds of the Offering (including proceeds from the Green Shoe allocation but excluding proceeds from the purchase of shares by the Lead Manager at the occasion of the Offering as contemplated under no. 1 hereof). The Company furthermore agrees to pay to the banking syndicate a fee of 5% of the gross proceeds from the sale of shares to the Lead Manager at the occasion of the Offering as contemplated under no. 1 hereof.

      The total fees payable pursuant to the foregoing consist of three components: the management commission (20%), the underwriting commission (20%) and the selling concession (60%). The selling commission and the underwriting commission shall be allocated among the Syndicate Banks in accordance with their respective underwriting commitment. However, the share of the Lead Manager in the selling concession shall be 80% irrespective of the respective selling efforts of the Syndicate members. The remaining selling concession shall be allocated among the other Syndicate members in relation to the total number of shares for which each such Syndicate member has generated investor orders in the framework of the Offering and in share trading within the three weeks directly following the first quotation of the shares on the Frankfurt Stock Exchange's Neuer Markt; such allocation shall be the Lead Manager's responsibility. We recognise the Company's desire to provide an allocation that fosters competition between banks on the Syndicate Banks, provides incentives for our best efforts and minimises distracting and time-consuming disputes about compensation and we commit to participate in the Offering in that spirit.



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      The Company shall also pay a fee for the Lead Manager's participation in the listing of the shares for trade on Frankfurt Stock Exchange's New Market Segment of USD 0.01 per share.

      The above fees are gross fees and include value added tax, if any.

 9. The Company will bear the following expenses incurred in connection with certain activities relating to the Offering: preparing, translating, printing, filing with the Frankfurt Stock Exchange, and publishing a registration statement for Neuer Markt; preparing, translating, printing, and delivering such number of preliminary, final and any supplemental prospectuses as reasonably requested by the banks; photocopying and delivering all underwriting and selling documents; fees and expenses of the Company's legal counsel; all the Company's costs related to the road show; and fees and costs charged by the Frankfurt Stock Exchange/Neuer Markt in connection with the listing. The Company furthermore agrees to bear the fees (including value added tax, if any) of a limited financial and business due diligence review by Ernst & Young incurred by the Lead Manager in connection with the Offering, provided, however, that the due diligence criteria shall be mutually agreed upon between the Lead Manager and the Company in each case. The Lead Manager agrees to bear all expenses related to the syndication and travel costs of its employees and advisors and post-offering advertising of the Offering (e.g. tombstone), but shall bear none of the expenses of a private placement of shares with institutional investors outside Germany.

10. As regards information obtained by the Lead Manager and its advisors from the Company in connection with the Engagement, the Lead Manager agrees to treat all such information as being strictly confidential. However, the Lead Manager shall:

      (a) be free to make disclosures or announcements required by any law, regulation or order of a court or regulatory body, or pursuant to governmental action, regulatory requirement or request, or necessary in the view of the Lead



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          Manager to seek to establish any defence in any legal proceeding or investigation; and

     (b) be free to make any disclosure if the Company specifically consents to such disclosure.

     The Lead Manager shall pass on such information only to employees involved in the offering strictly on a "need-to-know" basis.

     Any reports analyses or other material supplied by the Company and its advisors to the Lead Manager in connection with the engagement are solely for the Lead Manager's information and use and may not be used for any other purpose or be delivered to any third party, including, but not limited to, the shareholders of the Company, without the prior written consent of the Company.

11. This letter is subject to German law. Place of performance and place of jurisdiction shall be Frankfurt/Main.


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As a sign of your agreement with the contents of this letter we would like to ask you to counter-sign the second copy of this letter and return it to us.


Gontard & MetalBank AG



by: [SIGNATURE ILLEGIBLE]
   --------------------------------------
   Name in print: [ILLEGIBLE]
   Position in print: Member of the board


by: [SIGNATURE ILLEGIBLE]
   --------------------------------------
   Name in print:
   Position in print: Corporate Finance


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     We agree with the above:


     Team Communications Group, Inc.


     by: /s/ Drew S. Levin
         -----------------------------------------
             Name in print:   DREW S. LEVIN
             Position in print:  Chairman & CEO


     by: /s/ Timothy Hill
        ------------------------------------------
             Name in print: TIMOTHY HILL
             Position in print: Sr. Vice President,
             CFO and Secretary







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